UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2015

Assurant, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-31978

DE	39-1126612
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

28 Liberty Street, 41st Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

(212) 859-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02

Assurant Provides Update on Health Runoff Operations.

On the basis of preliminary results, Assurant, Inc. (the “Company” or “Assurant”) expects its Assurant Health runoff operations to report a pre-tax loss in the range of approximately $215 million to $230 million, or $140 million to $150 million after-tax, for the third quarter 2015.

The pre-tax loss was driven by higher than expected claims experience on 2015 individual major medical policies. As a result, the Company recognized losses for 2015 adverse claims development and increased premium deficiency reserves established at the end of second quarter 2015 to account for estimated future losses and direct expenses through 2017. Third quarter 2015 results for Assurant Health runoff operations also include $25 million to $35 million pre-tax of severance and other exit-related costs.

Assurant Health	Estimated Q315 Pre-tax Results (in millions)
Additional losses, including premium deficiency reserve strengthening and other expenses	$190 -195
Severance and retention	20 -25
Other exit charges	5-10

Pre-tax loss	($215) - ($230)

Note: Beginning in second quarter 2015, Assurant Health results have been removed from net operating income and now are reflected in net income as runoff operations.

Based on current estimates, the Company expects its Health runoff operations to incur an additional $60 million to $70 million of pre-tax exit-related charges, mainly for severance, through the wind-down period.

Capital Update

As of quarter end, Assurant Health had approximately $350 million of GAAP equity. The Company expects to contribute approximately $200 million to subsidiaries comprising Assurant Health in the fourth quarter 2015 to maintain appropriate capital levels.

The foregoing information is preliminary and subject to completion of the Company’s quarter-end financial reporting processes and review. More information about the Company’s financial performance in the third quarter of 2015 will be provided when the Company reports final results on October 27, 2015, after market close.

The preliminary financial information included in this Item 2.02 of this Form 8-K is “furnished” and not “filed” pursuant to General Instruction B.2 of Form 8-K, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

CAUTIONARY STATEMENT—Some of the statements included in this Form 8-K, particularly those regarding our intent, belief or expectations, including statements projecting the timing and amount of charges related to the wind-down of Assurant Health, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Actual charges and timing may differ materially from those projected herein due to numerous factors, including future claims, claims development, the Company’s inability to implement the exit as planned, and unanticipated charges that may occur as a result of these actions. The Company undertakes no obligation to update any forward-looking statements in this Form 8-K as a result of new information or future events or developments. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our 2014 Annual Report on Form 10-K and 2015 First and Second Quarter Forms 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

By:	/s/ Bart R. Schwartz
Bart R. Schwartz
Executive Vice President, Chief Legal Officer and Secretary

Date: October 20, 2015